Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333110989 of Health & Nutrition Systems International, Inc. of our report dated March 19, 2004, with respect to the financial statements included in the Annual Report on Form 10-KSB of Health & Nutrition Systems International, Inc. for the year ended December 31, 2003.

/s/ DaszkalBolton LLP

Boca Raton, Florida
April 12, 2004